TERM NOTE
                                    ---------


$25,000.00                                                   Date: July   , 1998

     The undersigned, Casdim International Systems Inc. (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Holder") or its assigns, at its office at ______________________, or at such other place as the holder may direct, in lawful money of the United States of America, the principal sum of Twenty-Five Thousand dollars ($25,000.00) (the "Loan"):

     The Borrower also promises to pay simple interest on the principal balance of the Loan outstanding from time to time at the rate per annum set forth below, from the date hereof, to but excluding the business day on which the Loan is paid in full. The interest will be computed on the basis of a year of 360 days.

     Interest on the Loan shall be payable when the principal amount of the Loan is paid in full.

     The rate of interest payable on the Loan is:

     10% per annum;


     Interest on overdue amounts (whether of principal, interest or otherwise) under this Term Note is payable on demand at 1% per annum above the Bank's prime rate.

     Any agreements and documents guaranteeing or securing this Term Note including the pledge by Mr. Yehuda Shimshon of 50,000 shares of Common Stock of Casdim International Systems Inc. are referred to in this Term Note as the "Collateral Agreements" and the Holder is entitled to all of the benefits thereof.

     Upon the occurrence of any "Event of Default" as hereinafter defined, the amounts then remaining unpaid on this Note shall become immediately due and payable without the Holder giving any notice or making any demand for payment and without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. The Borrower agrees to pay all reasonable out-of-pocket expenses (including but not limited to reasonable fees and disbursements of counsel) incurred by the Bank in enforcing or attempting to enforce (whether by suit or otherwise) this Term Note.

          The term "Events of Default" shall mean any of the following events:

          (i) failure of the Borrower to punctually pay any sum payable under this Term Note or while the Loan is unpaid (the "Obligations");

          (ii) the entry of a decree or order for relief in respect of the Borrower in an involuntary case under the federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower for any substantial part of the Borrower's property, or ordering the winding-up or liquidation of the Borrower's affairs;

          (iii) the commencement by the Borrower of a voluntary case under the federal bankruptcy laws, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent of the Borrower to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or for any substantial part of the Borrower's property, or the making by the Borrower of any assignment for the benefit of creditors, or the Borrower's failure generally to pay the Borrower's debts as such debts become due, or the taking of action by the Borrower in furtherance of any of the foregoing;

          (iv) the disposition by the Borrower of any material part of the Borrower's assets, or the suspension, dissolution or liquidation of any material aspect of the business conducted by the Borrower;

          (v) the occurrence of any event or circumstance which, under any agreement or evidence of indebtedness relating to any obligation of the Borrower for borrowed money other than this Term Note, assuming that any required notice had been given or lapse of time had occurred, would give the holder thereof or any other person the right to declare such obligation due and payable;

          (vi) the breach or invalidity of any term of this Term Note or of any of the Collateral Agreements or the assertion by the Borrower or any other person or entity obligated hereunder or thereunder that any such term is not binding on such person or entity;

     No act, delay or omission by the Holder in enforcing its rights shall be deemed to be a waiver of those rights; no waiver by the Bank shall be valid unless contained in a writing signed by the Holder. This Term Note may not be changed or terminated orally. All rights and remedies of the Holder shall be cumulative and may be exercised singly or concurrently.

     The Borrower's obligations under this Term Note shall be binding upon the Borrower's successors, assigns, heirs, executors and legal representatives. The Holder may transfer this Term Note and any party to whom it is transferred will have all the rights of the Holder hereunder (including the right to transfer it again).

     This Term Note and the rights and obligations of the Borrower and the Holder hereunder shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby waives, and the Holder, by its acceptance of this Note, shall be deemed to have waived, any right to trial by jury in any legal proceeding related in any way to this Term Note. The Borrower agrees that any such proceeding shall, if the holder hereof so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York and the Borrower hereby waives any objection to jurisdiction or venue in any such proceeding commenced in said courts. The Borrower further waives personal service of any summons, complaint or other process required to be served on the Borrower in any such proceeding and agrees that the same may be served, with the same effect as personal service on the Borrower within the State of New York, by certified or registered mail addressed to the Borrower at the Borrower's address set forth below or at such other address, if any, as the Borrower shall have notified the Holder of in writing for such purpose.


                                            Casdim International Systems Inc.
                                            150 East 58th Street
                                            New York, New York 10155



                                            By:/s/Yehuda Shimshon
                                            ---------------------
                                            Yehuda Shimshon, President

                 [CASDIM INTERNATIONAL SYSTEMS INC. LETTERHEAD]


                                                                 August 18, 1998


Mr. Rocky Stefansky
K.I.D. International
845 Towbin Avenue
Lakewood, NJ 08701


          Re:Issuance of Stock of Casdim International Systems, Inc.

Dear Mr. Stefansky:

     Casdim International Systems, Inc. (the "Company") will issue to K.I.D. International ("K.I.D.") 110,770 restricted shares of Common Stock of the Company (the "Shares") in full consideration for the two loans aggregating $60,000 (the "Loans") provided by K.I.D. to the Company in July and August 1998. The issuance of the Shares will constitute full payment for the demand notes issued by the Company for the Loans and upon their issuance K.I.D. will not have any claims or demands from the Company regarding the Loans.

     The Shares will bear a standard "1933 Act" restrictive legend and will reflect that you are acquiring the Shares for investment purposes only and not with a view to distribute the Shares.


                                                     Very truly yours,

                                                     /s/Yehuda Shimshon


     We consent to the above.


     K.I.D. INTERNATIONAL


     By: /s/Rocky Stefansky
     ----------------------
        Rocky Stefansky
        President

     Date: August 18, 1998
           ---------------